As filed with the Securities and Exchange Commission on December 7, 2006
                                                      Registration No. 333-
===============================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------


                            MDU RESOURCES GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                         No. 41-0423660
(State or other jurisdiction                              (I.R.S. Employer
     of incorporation or                                Identification No.)
        organization)

                     1200 West Century Avenue, P.O. Box 5650
                        Bismarck, North Dakota 58506-5650
          (Address of principal executive offices, including zip code)

                               ------------------

                            MDU RESOURCES GROUP, INC.
                             401(k) RETIREMENT PLAN
                            (Full title of the plan)

                               ------------------

  Terry D. Hildestad            Vernon A. Raile
       President           Executive Vice President,  Elizabeth W. Powers, Esq.
and Chief Executive Officer      Treasurer and          LeBoeuf, Lamb, Greene
 MDU Resources Group, Inc.    Chief Financial Officer      & MacRae LLP
1200 West Century Avenue,   MDU Resources Group, Inc.   125 West 55th Street
    P.O. Box 5650           1200 West Century Avenue,  New York, New York 10019
      Bismarck,                  P.O. Box 5650               (212) 424-8000
North Dakota 58506-5650   Bismarck, North Dakota 58506-5650
    (701) 530-1000              (701) 530-1000
            (Name, address and telephone number, including area code,
                             of agents for service)

                               ------------------

                         CALCULATION OF REGISTRATION FEE
=============== ================ =============== ================= ============
 Title of                           Proposed         Proposed
securities         Amount            maximum     maximum aggregate   Amount of
  to be            to be         offering price   offering price   registration
registered(1)    registered(2)      per share(3)     price(3)          fee
--------------- ---------------- --------------- ----------------- ------------
Common Stock,   2,600,000 shares    $26.67       $69,342,000          $7,420
$1.00
par value
--------------- ---------------- --------------- ----------------- ------------
Preference
Share           2,600,000 rights         --          --               -- (4)
Purchase
Rights
=============== ================ =============== ================= ============

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.
(3) Determined on the basis of the average of the high and low sale price of the common stock as reported in the consolidated reporting system on December 4, 2006, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.
(4) Since no separate consideration is paid for the preference share purchase rights, the registration fee for such securities is included in the fee for the common stock. The value attributable to the rights, if any, is reflected in the market price of the common stock.
===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
------  ---------------------------------------

         We incorporate by reference in this registration statement the following documents we or the MDU Resources Group, Inc. 401(k) Plan have filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended:

     1. Annual Report on Form 10-K for the year ended December 31, 2005, filed February 22, 2006 (SEC File No. 1-3480);

     2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, filed May 5, 2006, June 30, 2006, filed August 4, 2006 and September 30, 2006, filed November 3, 2006 (SEC File No. 1-3480);

     3. Current Reports on Form 8-K, filed February 23, 2006, as amended February 28, 2006, March 14, 2006, May 2, 2006, May 17, 2006, July 10, 2006,
July 27, 2006, August 18, 2006, August 22, 2006, August 31, 2006, November 22,
2006 and December 6, 2006 (SEC File No. 1-3480);

     4. Description of the common stock contained in the Registration Statement on Form 8-A, filed September 21, 1994, as amended by Amendment No. 1 thereto, filed March 23, 2000, Amendment No. 2 thereto, filed March 10, 2003, Amendment No. 3 thereto, filed January 21, 2004 and any further amendments thereto (SEC File No. 1-3480);

     5. Description of the preference share purchase rights contained in the Registration Statement on Form 8-A, filed November 12, 1998, as amended by Amendment No. 1 thereto, filed March 23, 2000 and any further amendments thereto (SEC File No. 1-3480); and

     6. The MDU Resources Group, Inc. 401(k) Plan's Annual Report on Form 11-K for the year ended December 31, 2005, filed June 15, 2006.

     All documents that we or the Plan subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any information we furnish, rather than file, with the Securities and Exchange Commission pursuant to certain items of Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of the registration statement shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference or deemed to be part of the registration statement modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of the registration statement after the most recent effective date may modify or replace existing statements contained in the registration statement. Any such statement so modified shall not be deemed in its unmodified form to constitute a part of the registration statement for purposes of the Securities Act of 1933. Any statement so superseded shall not be deemed to constitute a part of the registration statement for purposes of the Securities Act of 1933.

Item 5. Interests of Named Experts and Counsel.
------  ---------------------------------------

     Paul K. Sandness, General Counsel and Secretary of the Company, whose opinion with respect to the common stock and rights is filed as Exhibit 5(a) hereto, is an officer of the Company and owns, as of September 30, 2006, approximately 9,000 shares of common stock, including shares that may be acquired within 60 days pursuant to the exercise of stock options.

Item 6. Indemnification of Directors and Officers.
------  ------------------------------------------

     The Company's Bylaws include the following provision:

     7.07 Indemnification of Officers, Directors, Employees and Agents;
Insurance.

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct as set forth in subsections (a) and (b) of this Section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section. Once the Corporation has received the undertaking, the Corporation shall pay the officer or director within 30 days of receipt by the Corporation of a written application from the officer or director for the expenses incurred by that officer or director. In the event the Corporation fails to pay within the 30-day period, the applicant shall have the right to sue for recovery of the expenses contained in the written application and, in addition, shall recover all attorneys' fees and expenses incurred in the action to enforce the application and the rights granted in this Section 7.07. Expenses

               (including attorneys' fees) incurred by other employees and agents shall be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnity or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section.

          (h) For the purposes of this Section, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity.

          (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 145 of the General Corporation Law of the State of Delaware provides for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. The Company maintains liability insurance protecting it, as well as its directors and officers, against liability by reason of their being or having been directors or officers.

Item 8.     Exhibits.
------      --------

     *4(a) Restated Certificate of Incorporation of the Company, as amended, filed as Exhibit 3(a) to Amendment No. 1 to Registration Statement on Form S-3, on June 13, 2003 in Registration No. 333-104150.

     *4(b) By-laws of the Company, as amended November 16, 2006, filed as
          Exhibit 3.1 to Form 8-K, dated November 16, 2006 and filed November 22, 2006 in File No. 1-3480.

     *4(c) Rights Agreement, dated as of November 12, 1998, between the Company and Norwest Bank Minnesota, N.A. (now, Wells Fargo Bank, N.A.), Rights Agent, filed as Exhibit 4.1 to Form 8-A on November 12, 1998 in File No. 1-3480.

     *4(d) Certificate of Adjustment to Purchase Price and Redemption Price, as amended and restated, pursuant to the Rights Agreement, dated as of November 12, 1998, filed as Exhibit 4(c) to Form 10-Q for the quarter ended June 30, 2006, on August 4, 2006 in File No. 1-3480.

     *4(e) Indenture of Mortgage, dated as of May 1, 1939, as restated in the Forty-fifth Supplemental Indenture, dated as of April 21, 1992 and the Forty-sixth through Fiftieth Supplements thereto, between the Company and the New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (Douglas J. MacInnes, successor Co-Trustee), filed as Exhibit 4(a) to Form S-3, on July 29, 1993 in Registration No. 33-66682; as Exhibits 4(e), 4(f) and 4(g) to Form S-8, on October 29, 1992 in Registration No. 33-53896; Exhibit 4(c)(i) to Form S-3, on November 7, 2000 in Registration No. 333-49472; and
          Exhibit 4(e) to Form S-8, on January 21, 2004 in Registration No. 333-112035.

     *4(f) Indenture, dated as of December 15, 2003, between the Company and The
          Bank of New York, as trustee, filed as Exhibit 4(f) to Form S-8, on January 21, 2004 in Registration No. 333-112035.

     *4(g) Officer's Certificate, dated as of December 23, 2003, establishing the Form and Certain Terms of the 5.98% Senior Notes due 2033, filed as Exhibit 4(g) to Form S-8, on January 21, 2004 in Registration No. 333-112035.

     *4(h) Centennial Energy Holdings, Inc. Master Shelf Agreement, dated April
          29, 2005, among Centennial Energy Holdings, Inc. and The Prudential Insurance Company of America, and Letter Amendment No. 1 to Amended and Restated Master Shelf Agreement, dated May 17, 2006 filed as
          Exhibit 4(a) to Form 10-Q for the quarter ended June 30, 2005 on August 3, 2005; and as Exhibit 4(a) to Form 10-Q for the quarter ended June 30, 2006 on August 4, 2006 in File No. 1-3480.

     *4(i) MDU Resources Group, Inc. Credit Agreement, dated June 21, 2005, among MDU Resources Group, Inc., Wells Fargo Bank, National Association, as Administrative Agent, and The Other Financial Institutions Party thereto, and First Amendment, dated June 30, 2006, to Credit Agreement filed as Exhibit 4(b) to Form 10-Q for the quarter ended June 30, 2005 on August 3, 2005; and as Exhibit 4(b) to Form 10-Q for the quarter ended June 30, 2006 on August 4, 2006 in File No. 1-3480.

     *4(j) Centennial Energy Holdings, Inc. Credit Agreement, dated August 26,
          2005, among Centennial Energy Holdings, Inc., U.S. Bank National Association, as Administrative Agent, and The Other Financial Institutions party thereto, filed as Exhibit 4(a) to Form 10-Q for the quarter ended September 30, 2005 on November 3, 2005 in File No. 1-3480.

     5(a) Opinion of Paul K. Sandness, Esq., General Counsel to the Company.

     5(b) Opinion of LeBoeuf, Lamb, Greene & MacRae, LLP, counsel to the
          Company.

     23(a) Consent of Deloitte & Touche LLP.

     23(b) Consent of Paul K. Sandness, Esq. (contained in opinion filed as
          Exhibit 5(a) hereto).

     23(c) Consent of LeBoeuf, Lamb, Greene & MacRae, LLP (contained in opinion filed as Exhibit 5(b) hereto).

     24   Power of Attorney (see signature pages).

----------------------------
*Incorporated herein by reference as indicated.

The Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan, as amended, under Section 401 of the Internal Revenue Code.

Item 9. Undertakings.
------  ------------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY


     Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named on the cover of this registration statement as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints such agent for service as its attorney-in-fact with the authority to sign and file any such amendments in its name and behalf.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on the 6th day of December, 2006.

                                   MDU RESOURCES GROUP, INC.




                                   By:    /s/ Terry D. Hildestad
                                          -------------------------------------
                                          Terry D. Hildestad
                                          President and
                                          Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



Signature                            Title                     Date
---------                            -----                     ----

/s/ Terry D. Hildestad          President and Chief      December 6, 2006
-------------------------      Executive Officer and
Terry D. Hildestad                  Director
(President and Chief
Executive Officer)

 Signature                                     Title               Date
 ---------                                     -----               ----

/s/ Vernon A. Raile                            Chief          December 6, 2006
---------------------------------------  Financial Officer
Vernon A. Raile
(Executive Vice President, Treasurer
and Chief Financial Officer)

/s/ Doran N. Schwartz                           Chief         December 6, 2006
---------------------------------------  Accounting Officer
Doran N. Schwartz
(Vice President and Chief
 Accounting Officer)

/s/ Harry J. Pearce                           Chairman        December 6, 2006
---------------------------------------    of the Board
Harry J. Pearce

/s/ Thomas Everist                             Director       December 6, 2006
---------------------------------------
Thomas Everist

/s/ Karen B. Fagg                              Director       December 6, 2006
---------------------------------------
Karen B. Fagg

/s/ Dennis W. Johnson                          Director       December 6, 2006
---------------------------------------
Dennis W. Johnson

/s/ Richard H. Lewis                           Director       December 6, 2006
---------------------------------------
Richard H. Lewis

/s/ Patricia L. Moss                           Director       December 6, 2006
---------------------------------------
Patricia L. Moss

/s/ John L. Olson                              Director       December 6, 2006
---------------------------------------
John L. Olson

/s/ Sister Thomas Welder                       Director       December 6, 2006
---------------------------------------
Sister Thomas Welder

/s/ John K. Wilson                             Director       December 6, 2006
---------------------------------------
John K. Wilson

                                POWER OF ATTORNEY

     The MDU Resources Group, Inc. 401(k) Retirement Plan hereby appoints the agents for service named on the cover of this registration statement, and each of them severally, as its attorney-in-fact to sign in its name and behalf and to file with the Securities and Exchange Commission any and all amendments including post-effective amendments to this registration statement.



                                   SIGNATURES

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the MDU Resources Group, Inc. Employee Benefits Administrative Committee, which functions as the 401(k) Retirement Plan Committee, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on the 6th day of December, 2006.



                              MDU RESOURCES GROUP, INC.
                              401(k) RETIREMENT PLAN



                               By:  /s/ Cindy C. Redding
                                    -------------------------------------------
                                    Cindy C. Redding, Chairman
                                    MDU Resources Group, Inc.
                                    Employee Benefits Administrative Committee

                                  EXHIBIT INDEX


     *4(a) Restated Certificate of Incorporation of the Company, as amended, filed as Exhibit 3(a) to Amendment No. 1 to Registration Statement on Form S-3, on June 13, 2003 in Registration No. 333-104150.

     *4(b) By-laws of the Company, as amended November 16, 2006, filed as
          Exhibit 3.1 to Form 8-K, dated November 16, 2006 and filed November 22, 2006 in File No. 1-3480.

     *4(c) Rights Agreement, dated as of November 12, 1998, between the Company and Norwest Bank Minnesota, N.A. (now, Wells Fargo Bank, N.A.), Rights Agent, filed as Exhibit 4.1 to Form 8-A on November 12, 1998 in File No. 1-3480.

     *4(d) Certificate of Adjustment to Purchase Price and Redemption Price, as amended and restated, pursuant to the Rights Agreement, dated as of November 12, 1998, filed as Exhibit 4(c) to Form 10-Q for the quarter ended June 30, 2006, on August 4, 2006 in File No. 1-3480.

     *4(e) Indenture of Mortgage, dated as of May 1, 1939, as restated in the Forty-fifth Supplemental Indenture, dated as of April 21, 1992 and the Forty-sixth through Fiftieth Supplements thereto, between the Company and the New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (Douglas J. MacInnes, successor Co-Trustee), filed as Exhibit 4(a) to Form S-3, on July 29, 1993 in Registration No. 33-66682; as Exhibits 4(e), 4(f) and 4(g) to Form S-8, on October 29, 1992 in Registration No. 33-53896; Exhibit 4(c)(i) to Form S-3, on November 7, 2000 in Registration No. 333-49472; and
          Exhibit 4(e) to Form S-8, on January 21, 2004 in Registration No. 333-112035.

     *4(f) Indenture, dated as of December 15, 2003, between the Company and The
          Bank of New York, as trustee, filed as Exhibit 4(f) to Form S-8, on January 21, 2004 in Registration No. 333-112035.

     *4(g) Officer's Certificate, dated as of December 23, 2003, establishing the Form and Certain Terms of the 5.98% Senior Notes due 2033, filed as Exhibit 4(g) to Form S-8, on January 21, 2004 in Registration No. 333-112035.

     *4(h) Centennial Energy Holdings, Inc. Master Shelf Agreement, dated April
          29, 2005, among Centennial Energy Holdings, Inc. and The Prudential Insurance Company of America, and Letter Amendment No. 1 to Amended and Restated Master Shelf Agreement, dated May 17, 2006 filed as
          Exhibit 4(a) to Form 10-Q for the quarter ended June 30, 2005 on August 3, 2005; and as Exhibit 4(a) to Form 10-Q for the quarter ended June 30, 2006 on August 4, 2006 in File No. 1-3480.

     *4(i) MDU Resources Group, Inc. Credit Agreement, dated June 21, 2005, among MDU Resources Group, Inc., Wells Fargo Bank, National Association, as

          Administrative Agent, and The Other Financial Institutions Party thereto, and First Amendment, dated June 30, 2006, to Credit Agreement filed as Exhibit 4(b) to Form 10-Q for the quarter ended June 30, 2005 on August 3, 2005; and as Exhibit 4(b) to Form 10-Q for the quarter ended June 30, 2006 on August 4, 2006 in File No. 1-3480.

     *4(j) Centennial Energy Holdings, Inc. Credit Agreement, dated August 26,
          2005, among Centennial Energy Holdings, Inc., U.S. Bank National Association, as Administrative Agent, and The Other Financial Institutions party thereto, filed as Exhibit 4(a) to Form 10-Q for the quarter ended September 30, 2005 on November 3, 2005 in File No. 1-3480.

     5(a) Opinion of Paul K. Sandness, Esq., General Counsel to the Company.

     5(b) Opinion of LeBoeuf, Lamb, Greene & MacRae, LLP, counsel to the
          Company.

     23(a) Consent of Deloitte & Touche LLP.

     23(b) Consent of Paul K. Sandness, Esq. (contained in opinion filed as
          Exhibit 5(a) hereto).

     23(c) Consent of LeBoeuf, Lamb, Greene & MacRae, LLP (contained in opinion filed as Exhibit 5(b) hereto).

     24   Power of Attorney (see signature pages).

----------------------------
*Incorporated herein by reference as indicated.